UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2007

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, CA 94080

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 624-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of Executive Employment Agreement

On December 17, 2008, the Board of Directors of Rigel Pharmaceuticals, Inc. (the “Company”) approved the amendment and restatement of Donald G. Payan’s employment agreement. Under the revised employment agreement, Dr. Payan is eligible for a base salary of $420,000 per year, a target bonus opportunity of up to 50% of his base salary, and certain severance benefits upon a qualifying termination of his employment.

If his employment is involuntarily terminated by the Company or its successor without Cause (as defined in the Plan) or by Dr. Payan for Good Reason (as defined in the Plan), in either case, on or within 18 months following a Change of Control (as defined in the Plan), then he will be entitled to the severance benefits provided under the Plan. If his employment is terminated without Cause (as defined in the revised employment agreement) or by Dr. Payan for Good Reason (as defined in the revised employment agreement), in either case, other than on or within 18 months following a Change of Control (as defined in the Plan), Dr. Payan will receive the following severance benefits in exchange for an effective release of claims:

•                  Cash Severance Benefit - a lump sum cash severance benefit equal to 2.0 x (Base Salary + Eligible Bonus);

•                  Continued Group Health Plan Benefits – the Company will pay for his premiums for COBRA continuation coverage (including coverage for his eligible dependents) for up to 18 months, or until such earlier date as he or his  dependents cease to be eligible for such coverage;

•                  Accelerated Vesting – the vesting and exercisability of all of his then-outstanding equity awards will be accelerated in full; and

•                  Extended Period to Exercise Options – he may exercise his then-outstanding stock options until the earlier of the original end of the term of such option (generally 10 years from the date of grant) or the one year anniversary of termination.

The Company will reduce Dr. Payan’s severance benefits, in whole or in part, by the amount of any other severance benefits, pay in lieu of notice, or other similar benefits payable to him by the Company in connection with his termination.

The revised employment agreement will automatically terminate on December 31, 2010.

The foregoing summary of the revised employment agreement is qualified in its entirety by reference to the complete text of the revised employment agreement, which is filed as Exhibit 10.6 hereto.

Adoption of Change of Control Severance Plan

On December 17, 2007, the Board of Directors of the Company approved a Change of Control Severance Plan (the “Plan”) for employees of the Company serving at or above the level of Vice President at the time of termination (the “Eligible Employees,” as defined in more detail in the Plan). The Plan provides for the payment of certain benefits to Eligible Employees if an Eligible Employee’s employment with the Company is involuntarily terminated by the Company or its successor without Cause (as such term is defined in the Plan) or by the Eligible Employee for Good Reason (as defined in the Plan), in either case, on or within 18 months following a Change of Control (as defined in the Plan).

The Plan provides for the following benefits, in exchange for an effective release of claims:

Cash Severance Benefit -  Eligible Employees shall be entitled to receive a lump sum cash severance benefit as set forth below.

Title at Termination	Amount

CEO or EVP	2.5 x (Base Salary + Eligible Bonus)

SVP or VP (Section 16 reporting officers)	2.0 x (Base Salary + Eligible Bonus)

SVP or VP (non-officers)	1.5 x (Base Salary + Eligible Bonus)

Continued Group Health Plan Benefits – In the event the Eligible Employee timely elects continued coverage of a health, dental or vision plan sponsored by the Company under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will pay the for the Eligible Employee’s premiums for COBRA continuation coverage (including coverage for the Eligible Employee’s eligible dependents), for up to 18 months, or such earlier date as the Eligible Employee or his or her dependents cease to be eligible for such coverage.

Accelerated Vesting – The vesting and exercisability of all then-outstanding equity awards held by the Eligible Employee will be accelerated in full.

Extended Period to Exercise Options – the Eligible Employee may exercise his or her then-outstanding stock options up until the earlier of the original end of the term of such option (generally 10 years from the date of grant) or the one year anniversary of termination.

Modified Tax Gross-Up - If payments under the Plan are “parachute payments” that are subject to excise taxes imposed by Section 4999 of the Internal Revenue Code, the Company will calculate which of the following two alternative forms of payment shall be paid to the Eligible Employee: (i) payment in full of the severance (a “Full Payment”), or (ii) payment of only a part of the severance so that the Eligible Employee receives the largest payment possible without the imposition of the excise tax under Section 4999 (a “Reduced Payment”). A Full Payment will be made if the quotient obtained by dividing (i) the Full Payment, less the Reduced Payment, by (ii) the Reduced Payment (such quotient, the “Reduction Percentage”), is greater than fifteen percent (15%).  If the Full Payment is made, the Company will pay the Eligible Employee an additional payment (a “Gross-Up Payment”) equal to (A) the excise tax on the Full Payment, (B) any interest or penalties imposed on the Eligible Employee with respect to the excise tax on the Full Payment, and (C) an additional amount sufficient to pay the excise tax and the federal and state income and employment taxes arising from the payments made by the Company to the Eligible Employee pursuant to (A), (B) and (C). The Company will pay the Reduced Payment if the Reduction Percentage is less than or equal to fifteen percent (15%).

The Company will reduce an Eligible Employee’s severance benefits, in whole or in part, by the amount of any other severance benefits, pay in lieu of notice, or other similar benefits payable to the Eligible Employee by the Company in connection with the Eligible Employee’s termination

The foregoing summary of the Plan is qualified in its entirety by reference to the complete text of the Plan, which is filed as Exhibit 10.35  hereto.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
10.6	Employment Agreement between Rigel and Donald Payan, dated December 17, 2007
10.35	Rigel Pharmaceuticals, Inc. Change in Control Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGEL PHARMACEUTICALS, INC.

Dated: December 19, 2007

	By:	/s/ DOLLY A. VANCE
Dolly A. Vance
Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.6	Employment Agreement between Rigel and Donald Payan, dated December 17, 2007
10.35	Rigel Pharmaceuticals, Inc. Change in Control Severance Plan